UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

OPKO Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 25, 2013, OPKO Health, Inc. (the “Company”) entered into note purchase agreements, dated January 25, 2013, with various purchasers (collectively, the “Purchasers”) for the sale of $175.0 million aggregate principal amount of 3.00% convertible senior notes due 2033 (the “Notes”) to qualified institutional buyers and accredited investors (collectively, the “Note Purchase Agreement”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Purchasers of the Notes include Frost Gamma Investments Trust, a trust affiliated with Dr. Phillip Frost, our Chairman and Chief Executive Officer, and Hsu Gamma Investment, L.P., an entity affiliated with Jane H. Hsiao, our Vice Chairman and Chief Technology Officer. The Company intends to use the net proceeds from the offering of the Notes, after the placement agents’ fees and offering expenses, of approximately $170.3 million for general corporate purposes, including research and development expenses, acceleration of clinical trials, acquisitions of new technologies or businesses, and other business opportunities.

The Notes will be the Company’s senior unsecured obligations and rank equally with all of the Company’s other existing and future senior unsecured debt. The Notes will bear interest at the rate of 3.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2013. The Notes will mature on February 1, 2033, unless earlier repurchased, redeemed or converted. The Notes will be issued pursuant to an indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee thereunder (the “Indenture”), in connection with the closing of the offering of Notes which is expected to occur on January 30, 2013, subject to the satisfaction of customary closing conditions.

The Notes will be convertible at any time on or after November 1, 2032, through the second scheduled trading day immediately preceding the maturity date, at the option of the holders. Additionally, holders may convert their Notes prior to the close of business on the scheduled trading day immediately preceding November 1, 2032, upon the occurrence of specified events. The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock at an initial conversion rate of 141.4827 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $7.07 per share of Common Stock), and will be subject to adjustment upon the occurrence of certain events. In addition, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) and holders who convert upon the occurrence of certain specific events prior to February 1, 2017 (other than in connection with a make-whole fundamental change).

The Company may not redeem the Notes prior to February 1, 2017. On or after February 1, 2017, and before February 1, 2019, the Company may redeem for cash any or all of the Notes but only if the last reported sale price of its Common Stock exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which the Company delivers the notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to but not including the redemption date.

Upon a fundamental change (as defined in the Indenture), subject to certain exceptions, the holders may require the Company to repurchase all or any portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest to but not including the fundamental change repurchase date.

The Notes and the shares of the Company’s Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Pursuant to the Note Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission a shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes within 135 days of the closing and to use commercially reasonable efforts to cause the shelf registration statement to become effective within 270 days of the closing. Additionally, the Company has agreed to file a shelf registration statement covering resales of the Notes and the Common Stock issuable upon conversion of the Notes and use commercially reasonable efforts to cause such shelf registration statement to become effective prior to calling any of the Notes for redemption (to the extent a shelf registration statement covering resales of the Notes and the underlying Common Stock is not then effective). We will pay additional interest to holders of registrable Notes and Common Stock if the shelf registration statements are not timely filed or made effective, or if the applicable prospectus is unavailable beyond certain permissible time periods.

The foregoing description of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.1, the terms of which exhibit is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the closing of the transactions contemplated by the Note Purchase Agreement and the Indenture, the Company expects to issue the Notes to the Purchasers on January 30, 2013. Each Note is convertible into shares of the Company’s Common Stock, as more fully described in Item 1.01 above. The full description of the private placement under Item 1.01 above is incorporated into this Item 3.02 by reference. All such securities will be issued in reliance upon applicable exemptions from registration under Section 4(a)(2) of and/or Regulation D under the Securities Act only to investors that are “qualified institutional buyers” or “accredited investors” (as such terms are defined under the Securities Act).

Item 8.01	Other Events.

On January 23, 2013, the Company issued a press release announcing that it planned to sell approximately $150 million of convertible senior notes due 2033 in a private offering. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

On January 25, 2013, the Company issued a press release announcing the pricing of its offering of $175 million aggregate amount of the Notes in a private offering, as further described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Note Purchase Agreement, dated as of January 25, 2013, by and among OPKO Health, Inc. and each purchaser a party thereto.
99.1	Press Release of the Company, dated January 23, 2013, regarding the proposed private offering of $150 million convertible senior notes due 2033.
99.2	Press Release of the Company, dated January 25, 2013, regarding the pricing of the offering of $175 million of 3.00% convertible senior notes due 2033.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date: January 29, 2013	By:	/s/ Juan F. Rodriguez
Name: Juan F. Rodriguez
Title: Senior Vice President- Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Note Purchase Agreement, dated as of January 25, 2013, by and among OPKO Health, Inc. and each purchaser a party thereto.
99.1	Press Release of the Company, dated January 23, 2013, regarding the proposed private offering of $150 million convertible senior notes due 2033.
99.2	Press Release of the Company, dated January 25, 2013, regarding the pricing of the offering of $175 million of 3.00% convertible senior notes due 2033.